POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Knister and Maryam Komejan, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on August 19, 1994, by the following persons in the capacities indicated.


  /s/  Dwane Baumgardner
Dwane Baumgardner, Ph.D., Director


  /s/  Arnold F. Brookstone
Arnold F. Brookstone, Director


  /s/  B. Patrick Donnelly, III
B. Patrick Donnelly, III, Director


  /s/  Joan E. Donnelly
Joan E. Donnelly, Director


  /s/  R. Eugene Goodson
R. Eugene Goodson, Ph.D., Director


  /s/ James A. Knister
James A. Knister, Senior Vice President and
  Chief Financial Officer


  /s/ Thomas E. Leonard
Thomas E. Leonard, Director

  /s/ Gerald T. McNeive
Gerald T. McNeive, Director


  /s/ Rudolph B. Pruden
Rudolph B. Pruden, Director


  /s/  Donald R. Uhlmann
Donald R. Uhlmann, Ph.D., Director


  /s/  Glenn M. Walters
Glenn M. Walters, Director


  /s/  William R. Jellison
William R. Jellison, Vice President and
  Treasurer






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